EXHIBIT 99.1

	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., October 29, 2007 — Spherion Corporation (NYSE: SFN) today announced financial results for the third quarter ended September 30, 2007.
     Spherion President and Chief Executive Officer Roy Krause commented, “We are very pleased with our third quarter performance. Earnings were significantly higher than last year and revenue trends outpaced the US performance of our major diversified staffing competitors. Operating margins again increased in the quarter, with continued focus on operational discipline.”
FINANCIAL HIGHLIGHTS
•	Third quarter 2007 revenues were slightly higher year over year, $495 million compared with $492 million last year.

•	Earnings from continuing operations in the third quarter were up 72% year over year to $9.0 million, or $0.16 per share, compared with $5.2 million, or $0.09 per share, in the prior year.

•	Net earnings, including discontinued operations, for the third quarter of 2007 were $9.5 million, or $0.17 per share, compared with $8.4 million, or $0.15 per share, in the third quarter of 2006.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter reached 4.0% of revenue compared with 2.8% of revenue in the third quarter last year.

•	Revenues for the first nine months of 2007 were $1.4 billion, flat with revenues for the same period in 2006. Earnings from continuing operations for the first nine months of 2007 were up 59% to $19.1 million, or $0.34 per share, compared with $12.1 million, or $0.21 per share, for the same period in 2006. Net earnings were $15.5 million, or $0.27 per share, for the first nine months of 2007, compared with $14.9 million, or $0.26 per share, in 2006.
     Krause continued, “On September 29, we acquired Todays Staffing, Inc., a recruiting and staffing company with a demonstrated record of success with small and mid-sized accounts concentrated in higher margin clerical services. Assuming performance consistent with the twelve months ended June 30, 2007 and realization of planned synergies, we expect that Todays Staffing will be accretive $0.06-$0.08 per share in 2008. We are very pleased to confirm that the integration of this business is well underway, and should be completed by year end. We are looking forward to solid performance of this brand, and we are on target to realize in 2008 most anticipated cost synergies.”
OPERATING PERFORMANCE
     Within Staffing Services, targeted small and mid-sized accounts increased 10.5%. This was offset by a decline in large accounts, resulting in total revenues that were down 1.5% from the prior year. Gross profit margins increased to 20.4% in the third quarter of 2007 compared with 20.3% in the third quarter of 2006, primarily due to growth in the higher margin managed services, including recruitment process outsourcing services. Selling, general and administrative costs decreased significantly to $61.9 million or 17.1% of revenue in the third quarter of 2007, compared with $67.5 million or 18.4% of revenue last year. Segment operating profit was $11.9 million or 3.3%

of revenue in the third quarter of 2007, compared with $7.2 million or 1.9% of revenue in the third quarter of 2006.
     Professional Services revenue growth was 6.8% on a year over year basis in the third quarter of 2007. Both finance and accounting and information technology grew 6.4% year over year. Gross profit margins in the third quarter of 2007 were 34.0%, compared with 32.2% in the prior year, principally reflecting improvement in temporary staffing margins. Selling, general and administrative expenses were $39.0 million or 29.3% of revenue in the third quarter of 2007 compared with $35.1 million or 28.2% of revenue in the third quarter last year. Segment operating profit increased to $6.2 million or approximately 4.7% of revenue in the third quarter of 2007, compared with $5.0 million or approximately 4.0% of revenue in the same period last year.
OTHER ITEMS
     During the third quarter, the Company generated EBITDA of $19.6 million. At the close of the third quarter, the Company had a cash balance of $32.1 million and total availability on its credit facilities of $167 million. Capital expenditures during the third quarter were $2.1 million, and full year capital expenditures are expected to be in the $8-10 million range.
     The Company purchased 315,000 shares of its common stock during the third quarter of 2007 at an average price of $7.65 per share. During the first nine months of 2007, the Company purchased a total of 1,077,200 shares at an average price of $8.80 per share.
OUTLOOK
     Krause commented, “Based on recent trends, the Company anticipates revenue for the fourth quarter will be between $535 and $550 million, reflecting overall modest organic growth as demand across the industry, especially in larger accounts, remains challenging. Adjusted earnings from continuing operations are expected to be between $0.16 and $0.19 per share, assuming a 40% effective tax rate, and excluding one time costs of $1.0 million related to the acquisition of Todays Staffing. Earnings from continuing operations inclusive of the one time costs are expected to be $0.15 to $0.18 per share.”
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
     With approximately 700 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com. For up-to-date career tips and trends, visit Spherion’s career blog, The Big TimeSM , at www.spherion.com/careerblog.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions — natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation — we may be exposed to employment-related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation — government regulation may increase our costs; International operations — we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; and Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release .
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Organic revenue growth is a non-GAAP financial measure, which includes pro-forma revenues impacted by acquired companies. Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include work opportunity tax credits, interest expense related to adjustment of the Canadian purchase liability, and integration costs related to acquisitions. EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, taxes, depreciation and amortization from earnings from continuing operations. Organic growth, adjusted earnings and EBITDA from continuing operations are key measures used by management to evaluate its operations. Management includes revenues prior to acquisition date for acquired companies in the organic revenue growth calculation in order to evaluate the Company’s operating performance. Organic growth, adjusted earnings and EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 30,	October 1,
	2007	2006
Revenues (1)	$495,168	$492,345
Cost of services (2)	376,164	377,580

Gross profit	119,004	114,765

Selling, general and administrative expenses	105,057	106,390
Interest expense	259	481
Interest income	(1,285)	(940)

	104,031	105,931

Earnings from continuing operations before income taxes	14,973	8,834
Income tax expense	(5,989)	(3,625)

Earnings from continuing operations	8,984	5,209
Earnings from discontinued operations, net of tax	497	3,150

Net earnings	$9,481	$8,359

Earnings per share, Basic and Diluted:
Earnings from continuing operations	$0.16	$0.09
Earnings from discontinued operations	0.01	0.06

	$0.17	$0.15

Weighted-average shares used in computation of earnings per share:
Basic	56,072	56,545
Diluted	56,749	56,911

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Nine Months Ended
	September 30,	October 1,
	2007	2006
Revenues (1)	$1,435,514	$1,424,465
Cost of services (2)	1,092,129	1,095,927

Gross profit	343,385	328,538

Selling, general and administrative expenses	312,367	309,634
Interest expense	2,591	1,471
Interest income	(3,762)	(3,066)
Restructuring and other charges	—	(303)

	311,196	307,736

Earnings from continuing operations before income taxes	32,189	20,802
Income tax expense	(13,069)	(8,739)

Earnings from continuing operations	19,120	12,063
(Loss) earnings from discontinued operations, net of tax	(3,621)	2,810

Net earnings	$15,499	$14,873

Earnings per share — Basic:
Earnings from continuing operations	$0.34	$0.21
(Loss) earnings from discontinued operations	(0.06)	0.05

	$0.28	$0.26

Earnings per share — Diluted:*
Earnings from continuing operations	$0.34	$0.21
(Loss) earnings from discontinued operations	(0.06)	0.05

	$0.27	$0.26

Weighted-average shares used in computation of earnings per share:
Basic	56,321	57,451
Diluted	56,978	58,087

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

*	Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2007	2006
Assets

Current Assets:
Cash and cash equivalents	$32,077	$54,640
Receivables, less allowance for doubtful accounts of $4,360 and $3,354	301,180	274,185
Deferred tax asset	10,280	11,462
Insurance deposit	18,429	24,501
Other current assets	21,961	16,414

Total current assets	383,927	381,202
Goodwill	84,196	49,703
Property and equipment, net of accumulated depreciation of $104,924 and $93,723	78,708	87,291
Deferred tax asset	114,523	122,867
Insurance deposit	18,199	25,177
Other assets	32,058	27,147

	$711,611	$693,387

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and other accrued expenses	$73,776	$78,368
Accrued salaries, wages and payroll taxes	71,650	59,062
Accrued insurance reserves	20,040	22,368
Accrued income tax payable	927	3,512
Current portion of long-term debt and other short-term borrowings	1,327	2,068
Other current liabilities	11,688	8,555

Total current liabilities	179,408	173,933
Long-term debt, net of current portion	2,139	2,377
Accrued insurance reserves	19,077	20,292
Deferred compensation	17,887	18,984
Other long-term liabilities	2,981	6,659

Total liabilities	221,492	222,245

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 9,371,655 and 8,777,220 shares, respectively	(83,176)	(77,856)
Additional paid-in capital	847,235	844,735
Accumulated deficit	(282,866)	(300,060)
Accumulated other comprehensive income	8,273	3,670

Total stockholders’ equity	490,119	471,142

	$711,611	$693,387

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Nine Months Ended
	Three Months Ended
	Dec 30,	September 30,	October 1,	September 30,	October 1,
	2007	2007	2006	2007	2006
Adjusted earnings from continuing operations		$8,596	$5,209	$20,197	$12,063
Work Opportunity Tax Credit and other credits		423	—	1,269	—
Adjustment of Canadian Purchase Liability		(35)	—	(2,346)	—

Earnings from continuing operations		8,984	5,209	19,120	12,063

Earnings (loss) from discontinued operations		497	3,150	(3,621)	2,810

Net earnings		$9,481	$8,359	$15,499	$14,873

Per share-Diluted amounts:
Adjusted earnings from continuing operations	$0.16 to $0.19	$0.15	$0.09	$0.35	$0.21
Work Opportunity Tax Credit and other credits	—	0.01	—	0.02	—
Adjustment of Canadian Purchase Liability	—	(0.00)	—	(0.04)	—
Integration Costs	(0.01)	—	—	—	—

Earnings from continuing operations *	$0.15 to $0.18	0.16	0.09	0.34	0.21

Earnings (loss) from discontinued operations		0.01	0.06	(0.06)	0.05

Net earnings *		$0.17	$0.15	$0.27	$0.26

Diluted weighted-average shares used in computation of earnings per share		56,749	56,911	56,978	58,087

*	Earnings per share amounts are calculated independently for each component and may not add due to rounding.
RECONCILIATION OF YEAR-OVER-YEAR REVENUE GROWTH RATE

	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
		Professional		Professional
	Total Company	Services	Total Company	Services
Organic revenue growth rate	-0.6%	2.1%	0.3%	4.2%
Revenue growth rate contributed from acquisitions	1.2%	4.7%	0.5%	2.1%

GAAP revenue growth rate	0.6%	6.8%	0.8%	6.3%

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2007	2006	2007	2006
EBITDA from continuing operations	$19,584	$14,002	$48,202	$35,691
Interest income	1,285	940	3,762	3,066
Interest expense	(259)	(481)	(2,591)	(1,471)
Depreciation and amortization	(5,637)	(5,627)	(17,184)	(16,484)

Earnings from continuing operations before income taxes	14,973	8,834	32,189	20,802

Income tax expense	(5,989)	(3,625)	(13,069)	(8,739)

Earnings from continuing operations	$8,984	$5,209	$19,120	$12,063

EBITDA as a percentage of revenue	4.0%	2.8%	3.4%	2.5%

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
Revenues:
Staffing Services	$362,262	$367,946	$346,303	$1,045,145	$1,057,230
Professional Services	132,906	124,399	132,174	390,369	367,235

Segment revenue	$495,168	$492,345	$478,477	$1,435,514	$1,424,465

Gross profit:
Staffing Services	$73,855	$74,688	$72,596	$211,101	$208,773
Professional Services	45,149	40,077	46,064	132,284	119,765

Segment gross profit	$119,004	$114,765	$118,660	$343,385	$328,538

Segment operating profit:
Staffing Services	$11,922	$7,150	$8,704	$23,377	$13,035
Professional Services	6,191	4,950	7,425	20,156	17,250

Segment operating profit	18,113	12,100	16,129	43,533	30,285

Unallocated corporate costs	(3,876)	(3,686)	(4,911)	(11,977)	(11,226)
Amortization of intangibles	(290)	(39)	(208)	(538)	(155)
Interest expense	(259)	(481)	(381)	(2,591)	(1,471)
Interest income	1,285	940	1,194	3,762	3,066
Restructuring charges	—	—	—	—	303

Earnings from continuing operations before income taxes	$14,973	$8,834	$11,823	$32,189	$20,802

MEMO:

Gross profit margin:
Staffing Services	20.4%	20.3%	21.0%	20.2%	19.7%
Professional Services	34.0%	32.2%	34.9%	33.9%	32.6%
Total Spherion	24.0%	23.3%	24.8%	23.9%	23.1%

Segment operating profit margin:
Staffing Services	3.3%	1.9%	2.5%	2.2%	1.2%
Professional Services	4.7%	4.0%	5.6%	5.2%	4.7%
Total Spherion	3.7%	2.5%	3.4%	3.0%	2.1%

Supplemental Cash Flow Information:
Operating cash flow	$11,232	$(2,127)	$15,444	$36,262	$19,964
Capital expenditures	$2,051	$4,923	$1,636	$6,006	$16,895
Depreciation and amortization	$5,637	$5,627	$5,802	$17,184	$16,484
DSO	53	52	50	53	52

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
Staffing Services

Revenue by Skill:
Clerical	$219,546	$230,161	$218,263	$655,890	$667,216
Light Industrial	142,716	137,785	128,040	389,255	390,014

Segment Revenue	$362,262	$367,946	$346,303	$1,045,145	$1,057,230

Revenue by Service:
Temporary Staffing	$309,739	$316,435	$292,625	$888,399	$908,301
Managed Services	46,480	44,830	47,596	139,320	132,006
Permanent Placement	6,043	6,681	6,082	17,426	16,923

Segment Revenue	$362,262	$367,946	$346,303	$1,045,145	$1,057,230

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.3%	17.4%	17.5%	17.0%	16.9%
Managed Services	30.4%	28.7%	32.0%	30.5%	29.0%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	20.4%	20.3%	21.0%	20.2%	19.7%

Professional Services

Revenue by Skill:
Information Technology	$87,053	$81,817	$85,252	$254,722	$237,976
Finance & Accounting	26,980	25,353	28,946	82,209	78,385
Other	18,873	17,229	17,976	53,438	50,874

Segment Revenue	$132,906	$124,399	$132,174	$390,369	$367,235

Revenue by Service:
Temporary Staffing	$119,071	$111,247	$116,957	$347,747	$327,460
Permanent Placement	13,835	13,152	15,217	42,622	39,775

Segment Revenue	$132,906	$124,399	$132,174	$390,369	$367,235

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	26.3%	24.2%	26.4%	25.8%	24.4%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	34.0%	32.2%	34.9%	33.9%	32.6%